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                                                                  Exhibit (i)(5)

                               [Bingham Dana LLP
                              150 Federal Street
                               Boston, MA 02110]



                                              December 17, 1999


Nuveen Investment Trust II
333 West Wacker Drive
Chicago, Illinois 60606

Chapman and Cutler
111 W. Monroe
Chicago, IL 60603

     Re:  Nuveen Investment Trust II
          Registration Statement on
          Form N-1A under the Securities Act of 1933
          ------------------------------------------

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to Nuveen Investment Trust II (the "Trust") on behalf of its series Nuveen Innovation Fund and Nuveen International Growth Fund (each a "Fund" and collectively, the "Funds"), in connection with the Trust's Post-Effective Amendment Number 3 filed on October 18, 1999 (the "Amendment") to its Registration Statement on Form
N-1A as filed with the Securities and Exchange Commission (the "Registration Statement") with respect to certain of the Funds' Class A Common Shares, par value $.01 per share (the "Class A Shares"), Class B Common Shares, par value $.01 per share (the "Class B Shares"), Class C Common Shares, par value $.01 per share (the "Class C Shares") and Class R Common Shares, par value $.01 per share (the "Class R Shares", such Class A Shares, Class B Shares, Class C Shares and Class R Shares referred to collectively herein as the "Shares"). You have requested that we deliver this opinion to you in connection with the Trust's filing of such Amendment.

     In connection with the furnishing of this opinion, we have examined the following documents:

          (a) a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;
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Chapman and Cutler
December 17, 1999
Page 2


          (b) a copy, stamped as filed with the Secretary of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust dated June 27, 1997;

          (c) a copy of the Trust's Certificate for the Establishment and Designation of Classes designating the Class A Shares, Class B Shares, Class C Shares and Class R Shares, as executed by the Trustees of the Trust and filed with Secretary of the Commonwealth of Massachusetts (the "Designation of Classes");

          (d) a copy of the Trust's Amended and Restated Establishment and Designation of Series designating Nuveen Innovation Fund and Nuveen International Growth Fund as executed by the Trustees of the Trust (the "Designation of Series");

          (e) a Certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration of Trust, Designation of Classes, Designation of Series, By-Laws, and certain resolutions adopted by the Trustees of the Trust; and

          (f) a copy of the Amendment.

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law.

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Chapman and Cutler
December 17, 1999
Page 3

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that:

     1. The Trust is duly organized and existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

     2. The Shares, when issued and sold in accordance with the Trust's Declaration of Trust, Designation of Classes, Designation of Series and By-Laws and for the consideration described in the Amendment, will be legally issued, fully paid and non-assessable, except that, as set forth in the Amendment, shareholders of a Fund may under certain circumstances be held personally liable for its obligations.

     We hereby consent to the filing of this opinion as an exhibit to a later filed amendment to the Registration Statement and to Chapman and Cutler's reliance on this opinion in connection with its opinion to the Trust of today's date. We assume no obligation to update this opinion to reflect any facts or circumstances that may hereafter come to our attention or any change in law.


                                       Very truly yours,


                                       /s/ Bingham Dana LLP
                                       BINGHAM DANA LLP